Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	info@rcmt.com	Bradley S. Vizi
Pennsauken, NJ 08109	www.rcmt.com	Executive Chairman
Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

SECOND-QUARTER RESULTS

Pennsauken, NJ – August 7, 2024 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of solutions designed to enhance the operational performance of its customers through the deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen and twenty-six weeks ended June 29, 2024.

RCM Technologies reported revenue of $69.2 million for the thirteen weeks ended June 29, 2024 (the current quarter), an increase of 3.2% compared to $67.0 million for the thirteen weeks ended July 1, 2023 (the comparable prior quarter). Gross profit was $20.0 million for the current quarter, a 6.6% increase compared to $18.8 million for the comparable prior quarter.  The Company experienced GAAP net income of $3.8 million, or $0.47 per diluted share, for the current quarter compared to $4.0 million, or $0.47 per diluted share, for the comparable prior quarter. The Company experienced adjusted EBITDA (non-GAAP) of $7.2 million for the current quarter, a 10.8% increase compared to $6.5 million for the comparable prior quarter.  The Company experienced $0.56 of adjusted net income per diluted share (non-GAAP) for the current quarter as compared to $0.50 for the comparable prior quarter.

RCM Technologies reported revenue of $141.1 million for the twenty-six weeks ended June 29, 2024 (the current period), an increase of 5.2% compared to $134.2 million for the twenty-six weeks ended July 1, 2023 (the comparable prior-year period). Gross profit was $40.4 million for the current period, a 6.8% increase compared to $37.8 million for the comparable prior-year period.  The Company experienced GAAP net income of $7.7 million, or $0.95 per diluted share, for the current period compared to $7.8 million, or $0.87 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA (non-GAAP) of $14.0 million for the current period, a 10.9% increase compared to $12.6 million for the comparable prior-year period.  The Company experienced $1.10 of adjusted net income per diluted share (non-GAAP) for the current period as compared to $0.92 for the comparable prior-year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “Second quarter growth was led by Engineering, as project activity continues to ramp building on the foundation carefully laid over the last several years.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “Our strong cash generating business model allows us to fund growth, while remaining opportunistic and actively managing our capital structure.”

Conference Call

On Thursday, August 8, 2024, RCM Technologies will host a conference call to discuss these results. The call will begin at 1:00 p.m. Eastern Time. The dial-in number is (888) 272-8703.

About RCM

RCM Technologies (NasdaqGM: RCMT) is a business and technology solutions provider with world-class talent in key market segments. We help design, build, and enable the Industries of Tomorrow, Today. Operating at the intersection of resources, critical infrastructure and modernization of industries, RCM is a provider of services in Health Care, Engineering, Aerospace & Defense, Process & Industrial, Life Sciences and Data & Solutions. www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, such as cash flows, our pipeline, and potential project wins, and our expectations for investment and growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Weeks Ended
	June 29, 2024	July 1, 2023
Revenue	$69,164	$67,035
Cost of services	49,163	48,275
Gross profit	20,001	18,760
Selling, general and administrative	13,545	12,723
Depreciation and amortization of property and equipment	332	242
Amortization of acquired intangible assets	46	46
Costs associated with potential stock issuance	259	-
Operating income	5,819	5,749
Other expense, net	574	418
Income before income taxes	5,245	5,331
Income tax expense	1,483	1,348
Net income	$3,762	$3,983

Diluted net earnings per share data	$0.47	$0.47
Diluted weighted average shares outstanding	7,955,943	8,558,396

	Twenty-Six Weeks Ended
	June 29, 2024	July 1, 2023
Revenue	$141,103	$134,159
Cost of services	100,735	96,375
Gross profit	40,368	37,784
Selling, general and administrative	27,744	26,119
Depreciation and amortization of property and equipment	619	513
Amortization of acquired intangible assets	91	91
Costs associated with potential stock issuance	259	-
Gain on sale of assets	-	(395)
Operating income	11,655	11,456
Other expense, net	1,000	825
Income before income taxes	10,655	10,631
Income tax expense	2,941	2,811
Net income	$7,714	$7,820

Diluted net earnings per share data	$0.95	$0.87
Diluted weighted average shares outstanding	8,078,049	8,976,714

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“Adjusted operating income,” “EBITDA,” “Adjusted EBITDA,” “Adjusted net income” and “Adjusted diluted net earnings per share”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted net earnings per share should not be considered alternatives to operating income or net income, as the case may be, as an indicator of performance.  In addition, Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted net earnings per share do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP operating income and GAAP net income and the corresponding adjustments used to calculate Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted net earnings per share for the thirteen and twenty-six weeks ended June 29, 2024 and July 1, 2023.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP operating income	$5,819	$5,749	$11,655	$11,456
Adjustments
Gain on sale of assets	-	-	-	(395)
Costs associated with potential stock issuance	259	-	259	-
Equity compensation	752	471	1,387	967
Adjusted operating income (non-GAAP)	$6,830	$6,220	$13,301	$12,028

GAAP net income	$3,762	$3,983	$7,714	$7,820
Income tax expense	1,483	1,348	2,941	2,811
Interest expense, net	581	425	1,059	785
Depreciation of property and equipment	332	242	619	513
Amortization of acquired intangible assets	46	46	91	91
EBITDA (non-GAAP)	$6,204	$6,044	$12,424	$12,020

Adjustments
Gain on sale of assets	-	-	-	(395)
Costs associated with potential stock issuance	259	-	259	-
(Gain) loss on foreign currency transactions	(7)	(7)	(59)	40
Equity compensation	752	471	1,387	967
Adjusted EBITDA (non-GAAP)	$7,208	$6,508	$14,011	$12,632

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis (Continued)

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$3,762	$3,983	$7,714	$7,820
Adjustments
Gain on sale of assets	-	-	-	(395)
Costs associated with potential stock issuance	259	-	259	-
(Gain) loss on foreign currency transactions	(7)	(7)	(59)	40
Equity compensation	752	471	1,387	967
Tax impact from normalized rate	(276)	(128)	(444)	(168)
Adjusted net income (non-GAAP)	$4,490	$4,319	$8,857	$8,264

GAAP diluted net earnings per share	$0.47	$0.47	$0.95	$0.87
Adjustments
Gain on sale of assets	-	-	-	($0.04)
Costs associated with potential stock issuance	$0.03	-	$0.03	-
(Gain) loss on foreign currency transactions	-	-	-	$0.01
Equity compensation	$0.09	$0.05	$0.17	$0.10
Tax impact from normalized rate	($0.03)	($0.02)	($0.05)	($0.02)
Adjusted diluted net earnings per share (non-GAAP)	$0.56	$0.50	$1.10	$0.92

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended June 29, 2024
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$36,932	$22,508	$9,724	$69,164
Cost of services	26,293	16,542	6,328	49,163
Gross profit	$10,639	$5,966	$3,396	$20,001
Gross profit margin	28.8%	26.5%	34.9%	28.9%

	Thirteen Weeks Ended July 1, 2023
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$35,528	$21,014	$10,493	$67,035
Cost of services	25,727	16,192	6,356	48,275
Gross profit	$9,801	$4,822	$4,137	$18,760
Gross profit margin	27.6%	22.9%	39.4%	28.0%

	Twenty-Six Weeks Ended June 29, 2024
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$75,114	$46,013	$19,976	$141,103
Cost of services	53,409	34,540	12,786	100,735
Gross profit	$21,705	$11,473	$7,190	$40,368
Gross profit margin	28.9%	24.9%	36.0%	28.6%

	Twenty-Six Weeks Ended July 1, 2023
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$74,658	$39,504	$19,997	$134,159
Cost of services	53,185	30,365	12,555	96,375
Gross profit	$21,473	$8,869	$7,442	$37,784
Gross profit margin	28.8%	22.5%	37.2%	28.2%

RCM Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except Share Amounts)

	June 29,	December 30,
	2024	2023
	(Unaudited)
Current assets:
Cash and cash equivalents	$3,480	$6,284
Accounts receivable, net of provision for credit losses of $1,600 on June 29, 2024 and December 30, 2023	66,915	70,690
Transit accounts receivable	9,460	8,891
Prepaid expenses and other current assets	5,432	4,637
Total current assets	85,287	90,502

Property and equipment, net	4,451	4,005

Deposits	203	313
Deferred income taxes, foreign	53	55
Goodwill	22,147	22,147
Operating right of use asset	5,545	2,779
Intangible assets, net	592	683
Total other assets	28,540	25,977

Total assets	$118,278	$120,484

Current liabilities:
Accounts payable and accrued expenses	$12,917	$12,454
Transit accounts payable	30,925	31,102
Accrued payroll and related costs	9,710	11,203
Finance lease payable	-	233
Income taxes payable	136	330
Operating right of use liability	983	693
Contingent consideration from acquisitions	300	300
Deferred revenue	2,678	1,881
Total current liabilities	57,649	58,196

Deferred income taxes, net, foreign	183	187
Deferred income taxes, net, domestic	1,669	1,568
Contingent consideration from acquisitions, net of current position	1,671	1,671
Operating right of use liability, net of current position	4,784	2,268
Borrowings under line of credit	23,870	30,804
Total liabilities	89,826	94,694

Contingencies (note 15)	-	-

Stockholders’ equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock, $0.05 par value; 40,000,000 shares authorized;
17,775,693 shares issued and 7,666,709 shares outstanding at June 29, 2024 and 17,673,427 shares issued and 7,844,821 shares outstanding at December 30, 2023	887	882
Additional paid-in capital	117,008	116,579
Accumulated other comprehensive loss	(2,908)	(2,813)
Accumulated deficit	(11,551)	(19,265)
Treasury stock, 10,108,984 shares at June 29, 2024 and
9,828,606 shares at December 30, 2023, at cost	(74,984)	(69,593)
Total stockholders’ equity	28,452	25,790

Total liabilities and stockholders’ equity	$118,278	$120,484

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	June 29, 2024	July 1, 2023
Net income	$3,762	$3,983
Adjustments to reconcile net income to cash used in operating activities	1,442	1,043
Changes in operating assets and liabilities:
Accounts receivable	6,628	(2,804)
Prepaid expenses and other current assets	(916)	(648)
Net of transit accounts receivable and payable	(527)	19,356
Accounts payable and accrued expenses	(660)	654
Accrued payroll and related costs	(2,462)	(3,598)
Right of use liabilities	(154)	(335)
Income taxes payable	(638)	6
Deferred revenue	(836)	(305)
Deposits	86	(9)
Total adjustments	1,963	13,360
Net cash provided by (used in) operating activities	$5,725	$17,343

Net cash used in investing activities	(398)	(227)
Net cash used in financing activities	(3,796)	(17,631)
Effect of exchange rate changes on cash and cash equivalents	(150)	(37)
Increase (decrease) in cash and cash equivalents	$1,381	($552)

	Twenty-Six Weeks Ended
	June 29, 2024	July 1, 2023
Net income	$7,714	$7,820
Adjustments to reconcile net income to cash used in operating activities	2,692	1,746
Changes in operating assets and liabilities:
Accounts receivable	3,826	(10,839)
Prepaid expenses and other current assets	(796)	312
Net of transit accounts receivable and payable	(746)	20,828
Accounts payable and accrued expenses	685	(1,013)
Accrued payroll and related costs	(1,486)	(1,194)
Right of use liabilities	(458)	(683)
Income taxes payable	(187)	147
Deferred revenue	797	(615)
Deposits	110	2
Total adjustments	4,437	8,691
Net cash provided by operating activities	$12,151	$16,511

Net cash used in investing activities	(1,067)	(559)
Net cash used in financing activities	(13,510)	(15,215)
Effect of exchange rate changes on cash and cash equivalents	(378)	197
(Decrease) increase in cash and cash equivalents	($2,804)	$934